UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2012

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction

of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2012, Vapor Corp. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with Kevin Frija, its Chief Executive Officer, Harlan Press, its Chief Financial Officer, and Doron Ziv, a greater than 10% stockholder of the Company, pursuant to which Messrs. Frija, Press and Ziv (each, a “Purchaser”) purchased from the Company (i) $300,000 aggregate principal amount of the Company’s senior convertible notes (the “Convertible Notes”) and (ii) common stock purchase warrants to purchase up to an aggregate of 46,512 shares of the Company’s common stock (the “Warrants”).

Each Purchaser purchased a Convertible Note in the principal amount of $100,000 and a Warrant to purchase up to 15,504 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $3,000 (3% of the $100,000 principal amount of the Convertible Note) by (y) $0.1935 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding June 19, 2012)).

The Company generated aggregate proceeds of $300,000 from the sale of these securities pursuant to the Securities Purchase Agreements. The Company intends to use such proceeds for working capital purposes.

The Convertible Notes bear interest at 18% per annum, provide for cash interest payments on a monthly basis, mature on June 18, 2015, are redeemable at the option of the holders at any time after June 18, 2013 subject to certain limitations, are convertible into shares of the Company’s common stock at the option of the holders at an initial conversion price of $0.213 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding June 19, 2012) subject to certain anti-dilution protection and are senior unsecured obligations of the Company.

The Warrants are exercisable at initial exercise price of $0.213 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding June 19, 2012) subject to certain anti-dilution protection and may be exercised at the option of the holders for cash or on a cashless basis until June 18, 2017.

The Convertible Notes, the Warrants and the shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.

The foregoing description of the Securities Purchase Agreements, the Convertible Notes and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement, the form of Convertible Note and the form of Warrant, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

The sales of securities reported in Item 1.01 above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, including rules and regulations issued thereunder for transactions by an issuer not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Convertible Note

10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP. (Registrant)

	By:	/s/ Harlan Press
Harlan Press
Date: June 22, 2012		Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Convertible Note

10.3	Form of Warrant